Private & Confidential Hein Schumacher Hein.Schumacher@unilever.com 22 February 2024 Dear Hein, Your reward package in respect of 2024 This letter outlines your reward package for 2024 authorised by the Compensation Committee (the “Committee”). Any defined terms used have the meaning set out in your service agreement (your “Agreement”) with Unilever PLC (“Unilever”) if not otherwise defined here. REWARD PACKAGE Fixed pay: EUR 1,850,000 p.a. Your fixed pay is denominated in Euros (and payable in equal monthly instalments). Discretionary annual bonus: 2023: Discretionary annual bonus outcome prorated for 7 months (June – Dec 2023) : EUR 1,861,563 Gross This is your gross annual bonus award in respect of 2023. It represents your annual bonus target (150% of your fixed pay) multiplied by annual bonus pool differentiation factor of 1.15 and prorated to 7 months for the period of active employment with Unilever. In accordance with the changes in the Reward Framework, 50% of your net of taxes Annual Bonus will be deferred into Unilever shares pursuant to the rules of the Unilever Share Plan 2017 (the “Plan”), in the form of Forfeitable Shares granted on or around 22 March 2024, that will vest 3 years after the date of award on or around 22 March 2027. For further details regarding your bonus outcome, please refer to the Directors’ Remuneration Report (DRR) of the 2023 Annual Report and Accounts (ARA). Annual bonus payment amounts will be calculated based on the FX rate as at the time of payment. 2024: Discretionary annual bonus target: 150% of fixed pay Your discretionary annual bonus target for 2024 is set out above. The maximum discretionary annual bonus is 225% of fixed pay (150% of target bonus). Performance measures are as set out in the Directors’ Remuneration Report (DRR) of the 2023 Annual Report and Accounts (ARA). Details of the performance targets approved by the Committee will be communicated to you separately. PSP: 2024: Discretionary Performance Share Plan (PSP) award: EUR 3,700,000 Gross (200% of fixed pay) The value of your discretionary Performance Share Plan Award (PSP) award is set out above and is granted under the Plan. Your PSP award will vest between 0-200% three years from the award date in line with the rules of the Plan and performance against the measures/targets set out below. The PSP award will be granted on or around 8 March 2024 and will vest on or around 17 Feb 2027.Upon vesting of the PSP award, an additional two-year holding period will apply until 8 March 2029 (which is unaffected by departure).

Benefits: Unilever will continue to provide the following benefits on the same basis as currently: • medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan; • life insurance cover at three times your fixed pay • actual and reasonable costs of tax return preparation in respect of total Unilever earnings via Unilever’s designated tax advisor. In addition, all 2023 payments/awards set out above (excluding the bonus deferral shares) are gross, and subject to: any necessary deductions for tax/social security; the malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time). In respect of variable remuneration set out above, i.e. annual bonus, bonus deferral awards and PSP, the award date or vesting date may change according to Unilever’s legal and regulatory requirements. In the event of such a change, the value of the variable remuneration will be based on the Unilever share prices as at the actual award date or vesting date. Recovery Policy and Malus and Clawback Policy All variable remuneration, including annual bonus, bonus deferral awards, and PSP set out in this letter, is subject to the terms of the Recovery Policy and Malus and Clawback Policy, which can be found here and here (Recovery Policy) (Malus and Clawback Policy). Personal shareholding requirement. In your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Standard. Just as a reminder, you are required to retain all shares vesting from any share awards made since your appointment until your personal shareholding requirement of at least five times your fixed pay has been met. You need to continue holding shares after your employment ends (100% of the minimum shareholding requirement for 24 months post cessation). Next steps. If you have any questions about the above (or the Reward Framework/ Remuneration Policy generally), please don’t hesitate to contact me via Nitin.Paranjpe@unilever.com Please then reply “AGREED” to copying Placid.Jover@unilever.com and Andrew.Forsythe@unilever.com to confirm that you agree to the terms and conditions of this letter, including the operation of recovery, clawback and malus, and that you have read the relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time) which set out the recovery, clawback and malus provisions in more detail, and that you agree to be bound by their terms. In particular, you consent to any repayment, withholding or deduction made in accordance with such provisions (otherwise such agreement will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis). With kind regards, Nitin Paranjpe Chief People & Transformation Officer

Private & Confidential Fernando Fernandez Fernando.Fernandez@unilever.com 22 February 2024 Dear Fernando, Your reward package in respect of 2024 This letter outlines your reward package for 2024 authorised by the Compensation Committee (the “Committee”). Any defined terms used have the meaning set out in your service agreement (your “Agreement”) with Unilever PLC (“Unilever”) if not otherwise defined here. REWARD PACKAGE Fixed pay: EUR 1,175,000 p.a. Your fixed pay is denominated in Euros (and payable in equal monthly instalments). Discretionary annual bonus: 2023: Discretionary annual bonus outcome: EUR € 931,094 Net This is your net annual bonus award in respect of 2023. It represents your annual bonus target (100% of your fixed pay) multiplied by your one performance signal multiplier of 145% and the applicable differentiation factor calculated with respect to the differentiation factor for Business & Wellbeing of 1.236 (75% weighting) and Unilever’s 2023 differentiation factor of 1.093 (25% weighting). In accordance with the changes in the Reward Framework, 50% of your net Annual Bonus will be deferred into Unilever shares pursuant to the rules of the Unilever Share Plan 2017 (the “Plan”), in the form of Forfeitable Shares granted on or around 22 March 2024, that will vest 3 years after the date of award on or around 22 March 2027. For further details regarding your bonus outcome, please refer to the Directors’ Remuneration Report (DRR) of the 2023 Annual Report and Accounts (ARA). Annual bonus payment amounts will be calculated based on the FX rate as at the time of payment. 2024: Discretionary annual bonus target: 120% of fixed pay Your discretionary annual bonus target for 2024 is set out above. The maximum discretionary annual bonus is 225% of fixed pay (150% of target bonus). Performance measures are as set out in the Directors’ Remuneration Report (DRR) of the 2023 Annual Report and Accounts (ARA). Details of the performance targets approved by the Committee will be communicated to you separately. PSP: 2024: Discretionary Performance Share Plan (PSP) award: EUR 1,880,000 Gross (160% of fixed pay) The value of your discretionary Performance Share Plan Award (PSP) award is set out above and is granted under the Plan. Your PSP award will vest between 0-200% three years from the award date in line with the rules of the Plan and performance against the measures/targets set out below. The PSP award will be granted on or around 8 March 2024 and will vest on or around 17 Feb 2027. Upon vesting of the PSP award, an additional two-year holding period will apply until 8 March 2029 (which is unaffected by departure).

Benefits: Unilever will continue to provide the following benefits on the same basis as currently: • medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan; • life insurance cover at three times your fixed pay • actual and reasonable costs of tax return preparation in respect of total Unilever earnings via Unilever’s designated tax advisor. In addition, all 2023 payments/awards set out above are net, and subject to malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time). In respect of variable remuneration set out above, i.e. annual bonus, bonus deferral awards and PSP, the award date or vesting date may change according to Unilever’s legal and regulatory requirements. In the event of such a change, the value of the variable remuneration will be based on the Unilever share prices as at the actual award date or vesting date. Recovery Policy and Malus and Clawback Policy All variable remuneration, including annual bonus, bonus deferral awards, and PSP set out in this letter, is subject to the terms of the Recovery Policy and Malus and Clawback Policy, which can be found here and here (Recovery Policy) (Malus and Clawback Policy). Personal shareholding requirement. In your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Standard. Just as a reminder, you are required to retain all shares vesting from any share awards made since your appointment until your personal shareholding requirement of at least four times your fixed pay has been met. I’m pleased to confirm that you currently satisfy the Personal Shareholding Requirement. You need to continue holding shares after your employment ends (100% of the minimum shareholding requirement for 24 months post cessation). Next steps. If you have any questions about the above (or the Reward Framework/ Remuneration Policy generally), please don’t hesitate to contact me via Nitin.Paranjpe@unilever.com Please then reply “AGREED” to copying Placid.Jover@unilever.com and Andrew.Forsythe@unilever.com to confirm that you agree to the terms and conditions of this letter, including the operation of recovery, clawback and malus, and that you have read the relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time) which set out the recovery, clawback and malus provisions in more detail, and that you agree to be bound by their terms. In particular, you consent to any repayment, withholding or deduction made in accordance with such provisions (otherwise such agreement will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis). With kind regards, Nitin Paranjpe Chief People & Transformation Officer

Private & Confidential Graeme Pitkethly Graeme.Pitkethly@unilever.com 22 February 2024 Dear Graeme, Your reward package in respect of 2024 This letter outlines your reward package for 2024 authorised by the Compensation Committee (the “Committee”). Any defined terms used have the meaning set out in your service agreement (your “Agreement”) with Unilever PLC (“Unilever”) if not otherwise defined here. REWARD PACKAGE Fixed pay: EUR 1,246,262 p.a. Your fixed pay is denominated in Euros (and payable in equal monthly instalments). Discretionary annual bonus: 2023: Discretionary annual bonus outcome: EUR 1,719,842 Gross This is your gross annual bonus award in respect of 2023. It represents your annual bonus target (120% of your fixed pay) multiplied by annual bonus pool differentiation factor of 1.15. In accordance with the changes in the Reward Framework, 50% of your net of taxes Annual Bonus will be deferred into Unilever shares pursuant to the rules of the Unilever Share Plan 2017 (the “Plan”), in the form of Forfeitable Shares granted on or around 22 March 2024, that will vest 3 years after the date of award on or around 22 March 2027. For further details regarding your bonus outcome, please refer to the Directors’ Remuneration Report (DRR) of the 2023 Annual Report and Accounts (ARA). Annual bonus payment amounts will be calculated based on the FX rate as at the time of payment. Benefits: Unilever will continue to provide the following benefits on the same basis as currently: • medical cover for you and your family via the Allianz Worldwide Care International Healthcare Plan; • life insurance cover at three times your fixed pay • actual and reasonable costs of tax return preparation in respect of total Unilever earnings via Unilever’s designated tax advisor. In addition, all 2023 payments/awards set out above (excluding the bonus deferral shares) are gross, and subject to: any necessary deductions for tax/social security; the malus/clawback provisions set out below; the terms and conditions of your Agreement (which are unchanged save as set out in this letter), relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time). In respect of variable remuneration set out above, i.e. annual bonus and bonus deferral awards, the award date or vesting date may change according to Unilever’s legal and regulatory requirements. In the event of such a change, the value of the variable remuneration will be based on the Unilever share prices as at the actual award date or vesting date. As a reminder, upon vesting of previous MCIP Match awards, an additional one-year holding period will apply (which is unaffected by departure).

Recovery Policy and Malus and Clawback Policy All variable remuneration, including annual bonus, bonus deferral awards, and PSP set out in this letter, is subject to the terms of the Recovery Policy and Malus and Clawback Policy, which can be found here and here (Recovery Policy) (Malus and Clawback Policy). Personal shareholding requirement. In your role as an Executive Director you are required to demonstrate a significant personal shareholding commitment to Unilever, in line with our Personal Shareholding Standard. Just as a reminder, you are required to retain all shares vesting from any share awards made since your appointment until your personal shareholding requirement of at least four times your fixed pay has been met. I’m pleased to confirm that you currently satisfy the Personal Shareholding Requirement. You need to continue holding shares after your employment ends (100% of the minimum shareholding requirement for 24 months post cessation). Next steps. If you have any questions about the above (or the Reward Framework/ Remuneration Policy generally), please don’t hesitate to contact me via Nitin.Paranjpe@unilever.com Please then reply “AGREED” to copying Placid.Jover@unilever.com and Andrew.Forsythe@unilever.com to confirm that you agree to the terms and conditions of this letter, including the operation of recovery, clawback and malus, and that you have read the relevant award documentation, plan rules and related policies/standards (as amended or replaced from time to time) which set out the recovery, clawback and malus provisions in more detail, and that you agree to be bound by their terms. In particular, you consent to any repayment, withholding or deduction made in accordance with such provisions (otherwise such agreement will be deemed to have been given as appropriate for Unilever to operate these arrangements on the above basis). With kind regards, Nitin Paranjpe Chief People & Transformation Officer